Exhibit 99.1
FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Robert DeAlmeida
President and CEO
Hamilton Bancorp, Inc.
410-823-4510

MEDIA CONTACT:
Rob Weinhold
Principal
Fallston Group, LLC
410-420-2001
rob@fallstongroup.com

Hamilton Bancorp, Inc. Closes Fairmount Bancorp, Inc. Merger

TOWSON, Md. (Sept. 14, 2015)—Hamilton Bancorp, Inc. (NASDAQ: HBK) and its subsidiary, Hamilton Bank (collectively, “Hamilton”), today announced the completion of its merger with Fairmount Bancorp, Inc. (OTC Pink: FMTB) and its subsidiary, Fairmount Bank (collectively “Fairmount”), effective Sept. 11, 2015.

As a result of the merger, Hamilton will acquire approximately $75 million in assets, $53 million in loans and $53 million in deposits. Hamilton will increase its branch network by one to total five locations in Greater Baltimore.

“This merger allows Hamilton Bank to expand further in Baltimore County, a strategic market for the Bank, extending our personal approach to financial services to the Rosedale community,” said Robert DeAlmeida, President and CEO of Hamilton. “Hamilton continues to execute its strategic plan through organic growth as well as acquisitions and mergers. We look forward to welcoming Fairmount’s employees and customers to Hamilton Bank.”

Keefe, Bruyette & Woods, Inc. acted as financial advisor to Hamilton throughout the transaction and Luse Gorman, PC acted as its legal counsel.

Hamilton will host a family-oriented grand opening event at the newly added Rosedale branch on Saturday, Oct. 24, 2015 for Rosedale customers and the surrounding community. Taking place from 10 a.m. to 2 p.m., the event is open to the public and will partner with local service organizations, businesses and media personalities to provide free food, entertainment, treats and prizes.

Please direct all media and event inquiries to Rob Weinhold at 410-420-2001 or by email at rob@fallstongroup.com. Please direct investor inquiries for Hamilton Bancorp to Robert DeAlmeida at 410-823-4510.

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About Hamilton Bank

Founded in 1915, Hamilton Bank is a community bank with $285.4 million in assets and $44.8 million in regulatory capital. The bank employs more than 50 people and operates five branch locations across Greater Baltimore Metropolitan Area, serving the communities of Cockeysville, Pasadena, Rosedale, Towson and Baltimore in Maryland. Whether online or on the corner, Hamilton Bank is a community bank that cares about its customers. Together. Let’s Grow. www.hamilton-bank.com.

Member FDIC and Equal Housing Lender

Forward-looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms, variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the companies operate; competitive products and pricing; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including compliance costs and capital requirements; changes in prevailing interest rates; acquisitions and the integration of acquired businesses; credit risk management; asset-liability management; the financial and securities markets; and the availability of and costs associated with sources of liquidity.

Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Readers are advised that the factors listed above could affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.